5673 Airport Road
Roanoke, VA 24012
Phone (540) 362-4911
Fax (540) 561-1448

CONTACT:	Sheila Stuewe
Sstuewe@AdvanceAutoParts.com
Advance Auto Parts
(540) 561-3281

ADVANCE AUTO PARTS ACHIEVED STRONG FOURTH QUARTER AND FISCAL YEAR RESULTS

Roanoke, Virginia, February 12, 2003

•	Comparable Store Sales Rose 5.5% for the Year, 3.1% for the Fourth Quarter
•	For the Year, Operating Margins Increased to 6.1% and on a Comparable Basis Rose 230 Basis Points to 7.2%
•	For the Fourth Quarter, Operating Margins Increased to 4.8% and on a Comparable Basis Rose 190 Basis Points to 6.1%
•	Generated $165 Million in Free Cash Flow for the Year, Reduced Debt by $220 Million
•	Larry Castellani appointed Chairman of the Board of Directors

Advance Auto Parts, Inc. (NYSE: AAP) today announced its comparable earnings per diluted share increased 168.8% to $0.43 for the fourth quarter ended December 28, 2002, compared to $0.16 for the same quarter last year. The Company’s comparable results do not include integration expenses, one-time items in 2001 and extraordinary items as reconciled on the accompanying financial statements. The Company believes that these comparable measures are important to the Company’s stockholders due to the non-recurring nature and significance of the excluded expenses. The fourth quarter $0.43 earnings per diluted share include approximately $0.03 of expenses associated with the recently completed secondary offering. On a GAAP basis, which includes integration expenses, one-time items in 2001 and extraordinary items, earnings per diluted share increased to $0.23 from a loss of $0.73 last year.

For the 2002 fiscal year, comparable earnings per diluted share increased 104.6% to $2.68 compared to $1.31 last year. On a GAAP basis earnings per diluted share increased to $1.80 from $0.39 last year.

The Company incurred pre-tax integration expenses related to the Discount Auto Parts acquisition of $9.1 million during the fourth quarter and $35.5 million for the year, $4.5 million below the original 2002 estimate of $40 million. In 2003, the Company estimates that it will incur approximately $10 million in integration expenses as originally planned.

During the fourth quarter, the Company repurchased $24.0 million in face value of its 10.25% senior subordinated notes and 12.875% senior discount debentures resulting in an after-tax extraordinary loss of $1.7 million, which includes un-amortized discounts, deferred loan fees and premiums paid. During the fiscal year, the Company repurchased $64.6 million in face value of bonds and pre-paid approximately $162 million in bank

ADVANCE AUTO PARTS

debt, incurring an after-tax extraordinary loss of $10.4 million relating to un-amortized discounts, write-off of deferred loan fees and premiums paid to repurchase bonds.

Fourth quarter sales increased 20.7% to $702.4 million, compared to $582.0 million last year. Same store sales grew 3.1% for the fourth quarter compared to 5.2% in the comparable period last year. The Discount Auto Parts stores, which joined the reported comparable store base for the last four weeks of the quarter, produced a comparable store sales increase of 3.3% during the fourth quarter compared to 2.7% the same quarter last year.

For the 2002 fiscal year, sales rose 30.6% to approximately $3.3 billion from $2.5 billion last year. Same store sales rose 5.5% year-to-date, compared to 6.2% last year. The Discount Auto Parts stores produced comparable store sales gains of 4.7% for the year, compared to 2.4% in 2001.

Comparable operating income for the fourth quarter increased 76.2% to $42.9 million from $24.4 million in the fourth quarter last year, generating an operating margin increase of 190 basis points to 6.1%. On a GAAP basis, operating income increased to $33.8 million. For the 2002 fiscal year comparable operating income rose 91.9% to $237.5 million from $123.8 million last year, generating an operating margin increase of 230 basis points to 7.2%, compared to 4.9% last year. On a GAAP basis, operating income increased to $202.0 million.

Comparable net income rose 226.5% in the fourth quarter to $15.9 million from $4.9 million in the fourth quarter last year. On a GAAP basis, net income increased to $8.6 million compared to a loss of $21.8 million last year. Year-to-date comparable net income increased 155.0% to $97.1 million from $38.1 million last year. On a GAAP basis, net income increased to $65.0 million for the fiscal year from $11.4 million last year.

The Company generated $165.0 million in free cash flow for the fiscal year. Free cash flow is calculated as cash provided by operating activities less cash used in investing activities. As a result of generating strong free cash flow, the Company reduced its total debt in 2003 by $220 million to $735.5 million.

Commenting on the fourth quarter and fiscal year results, Larry Castellani, the Company’s Chief Executive Officer, said, “Our team members produced solid results for the quarter and for the fiscal year. In 2003, we will continue to focus on expanding our operating margins, generating strong free cash flow, and successfully integrating Discount Auto Parts.”

The Company also reiterated its 2003 fiscal year guidance for a 25% increase in comparable earnings per diluted share, which excludes integration expenses and the impact of a potential bond refinancing. For the first quarter of 2003, the Company believes that it can achieve comparable earnings per diluted share of $0.70 to $0.75 compared to $0.55 last year. For the second quarter, the Company anticipates producing earnings per diluted share of $0.92 to $0.97, compared to $0.77 last year.

The Board of Directors of Advance Auto Parts also announced today that Nicholas F. Taubman, Chairman, and Garnett E. Smith, Vice Chairman, are stepping down from the Company’s Board of Directors effective immediately. Concurrently, the Board of Directors appointed Larry Castellani the Company’s Chief Executive Officer to the additional position of Chairman of the Board of Directors. John M. Roth, Partner of Freeman Spogli & Co., has been appointed as Lead Director.

“After over 45 years of building our Company, I am leaving it in very capable hands,” said Nicholas F. Taubman. “I am confident that this executive team will continue to build Advance based on the Company’s

ADVANCE AUTO PARTS

founding principle of always providing the highest level of integrity and customer service.”

The Company will host a conference call tomorrow, February 13, 2002, at 8:00 a.m. Eastern Standard Time to discuss its fourth quarter and fiscal year results. To listen to the live webcast please log on to http://www.advanceautoparts.com. The call will be archived on the Company’s website: http://www.advanceautoparts.com until March 12, 2003.

Advance Auto Parts, Inc., based in Roanoke, Va., is the second largest retailer of automotive parts in the United States. At December 28, 2002, the Company had 2,435 stores in 37 states, Puerto Rico and the Virgin Islands. The Company serves both the do-it-yourself and professional installer markets.

Certain statements contained in this news release are forward-looking statements. These statements discuss, among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance, including our future free cash flow and earnings per share. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, and other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results may materially differ from anticipated results described in these forward-looking statements. The Company intends these forward looking statements to speak only as of the time of the news release and does not undertake to update or revise them, as more information becomes available.

-Financial Tables To Follow-

Advance Auto Parts, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands)

	December 28, 2002	December 29, 2001
Assets

Current assets:
Cash and cash equivalents	$13,885	$18,117
Receivables, net	102,574	93,704
Inventories, net	1,048,803	982,000
Other current assets	20,210	42,027

Total current assets	1,185,472	1,135,848
Property and equipment, net	728,432	711,282
Assets held for sale	28,346	60,512
Other assets, net	22,975	42,973

	$1,965,225	$1,950,615

Liabilities and Stockholders’ Equity

Current liabilities:
Bank overdrafts	$869	$34,748
Current portion of long-term debt	10,690	23,715
Accounts payable	470,740	429,041
Accrued expenses	208,176	176,218
Other current liabilities	32,101	30,027

Total current liabilities	722,576	693,749
Long-term debt	724,832	932,022

Other long-term liabilities	49,461	36,273

Total stockholders’ equity	468,356	288,571

	$1,965,225	$1,950,615

NOTE: These balance sheets do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Operations

Twelve Week Periods Ended

(in thousands, except per share data)

	December 28, 2002
	GAAP	Adjustment for Non-recurring and Extraordinary Items		Comparable 2002
Net sales	$702,416	$—		$702,416
Cost of sales, including purchasing and warehousing costs	389,606	—		389,606

Gross profit	312,810	—		312,810
Selling, general and administrative expenses	278,974	(9,090	)(a)	269,884

Operating income	33,836	9,090		42,926

Other, net:
Interest expense	(15,485)	—		(15,485)
Secondary offering costs	(1,733)	—		(1,733)
Other income, net	209	—		209

Total other, net	(17,009)	—		(17,009)

Income before provision for income taxes, extraordinary item and cumulative effect of change in accounting principle	16,827	9,090		25,917
Provision for income taxes	6,529	3,527	(b)	10,056

Income before extraordinary item and cumulative effect of change in accounting principle	10,298	5,563		15,861
Extraordinary item, loss on debt extinguishment, net of $937 income tax benefit	(1,679)	1,679	(c)	—

Net income	$8,619	$7,242		$15,861

Net income per basic share from:
Net income before extraordinary items and cumulative effect of change in accounting principle	$0.29	$0.15		$0.44
Extraordinary item, loss on debt extinguishment	(0.05)	0.05		—

	$0.24	$0.20		$0.44

Net income per diluted share from:
Net income before extraordinary items and cumulative effect of change in accounting principle	$0.28	$0.15		$0.43
Extraordinary item, loss on debt extinguishment	(0.05)	0.05		—

	$0.23	$0.20		$0.43

Average common shares outstanding ( d )	35,710	35,710		35,710
Dilutive effect of stock options	1,059	1,059		1,059

Average common shares outstanding-assuming dilution	36,769	36,769		36,769

(a)	Represents the non-recurring merger and integration expenses associated with the integration of the Discount Auto Parts operations.

(b)	This adjustment reflects the tax impact for the non-recurring merger and integration expenses discussed above at a 38.8% effective tax rate.

(c)	This adjustment reflects the ratable portion of deferred loan costs, unamortized discounts and the premium paid upon the repurchase and retirement of outstanding bonds and prepayment of bank debt, net of tax.

(d)	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At December 28, 2002, we had 35,735 shares outstanding.

NOTE: These preliminary statements of operations have been prepared on a consistent basis with previously presented statements of operations and do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts,

Consolidated Statements of Operations

Twelve Week Periods Ended

(in thousands, except per share data)

	December 29, 2001
	GAAP	Adjustment for Non-recurring and Extraordinary Items ( a )	Comparable 2001
Net sales	$582,009	$—	$582,009
Cost of sales, including purchasing and warehousing costs	340,494	(9,099)	331,395

Gross profit	241,515	9,099	250,614
Selling, general and administrative expenses	251,803	(25,558)	226,245

Operating income	(10,288)	34,657	24,369

Other, net:
Interest expense	(16,700)	—	(16,700)
Other income, net	404	—	404

Total other, net	(16,296)	—	(16,296)

(Loss) income before provision for income taxes, extraordinary item and cumulative effect of change in accounting principle	(26,584)	34,657	8,073
Provision for income taxes	(10,544)	13,759	3,215

(Loss) income before extraordinary item and cumulative effect of change in accounting principle	(16,040)	20,898	4,858
Extraordinary item, loss on debt extinguishment, net of $2,424 income tax benefit	(3,682)	3,682	—
Cumulative effect of change in accounting principle, net of $1,360 income tax benefit	(2,065)	2,065	—

Net (loss) income	$(21,787)	$26,645	$4,858

Net (loss) income per basic share from:
Net (loss) income before extraordinary items and cumulative effect of change in accounting principle	$(0.54)	$0.70	$0.16
Extraordinary item, loss on debt extinguishment	(0.12)	0.12	—
Cumulative effect of change in accounting principle	(0.07)	0.07	—

	$(0.73)	$0.89	$0.16

Net (loss) income per diluted share from:
Net (loss) income before extraordinary items and cumulative effect of change in accounting principle	$(0.54)	$0.68	$0.16
Extraordinary item, loss on debt extinguishment	(0.12)	0.12	—
Cumulative effect of change in accounting principle	(0.07)	0.07	—

	$(0.73)	$0.86	$0.16

Average common shares outstanding	29,778	29,778	29,778
Dilutive effect of stock options	—	1,044	1,044

Average common shares outstanding—assuming dilution	29,778	30,822	30,822

(a)	The fiscal 2001 adjustments represent charges associated with our supply chain initiatives, expenses associated with the integration of Discount Auto Parts, compensation charges associated with certain stock option plans, the related tax effect of the above at a 39.7% effective tax rate and the reversal of the extraordinary item and cumulative effect of change in accounting principle. (See the Consolidated Financial Statements and related notes at and for the year ended December 29, 2001 for additional information)

NOTE: These preliminary statements of operations have been prepared on a consistent basis with previously presented statements of operations and do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Operations

Fifty-Two Week Periods Ended

(in thousands, except per share data)

	December 28, 2002
	GAAP	Adjustment for Non-recurring and Extraordinary Items		Comparable 2002
Net sales	$3,287,883	$—		$3,287,883
Cost of sales, including purchasing and warehousing costs	1,839,889	—		1,839,889

Gross profit	1,447,994	—		1,447,994
Selling, general and administrative expenses	1,246,009	(35,532	)(a)	1,210,477

Operating income	201,985	35,532		237,517

Other, net:
Interest expense	(78,219)	—		(78,219)
Secondary offering costs	(1,733)	—		(1,733)
Other income, net	1,158	—		1,158

Total other, net	(78,794)	—		(78,794)

Income before provision for income taxes, extraordinary item and cumulative effect of change in accounting principle	123,191	35,532		158,723
Provision for income taxes	47,799	13,786	(b)	61,585

Income before extraordinary item and cumulative effect of change in accounting principle	75,392	21,746		97,138
Extraordinary item, loss on debt extinguishment, net of $6,449 income tax benefit	(10,373)	10,373	(c)	—

Net income	$65,019	$32,119		$97,138

Net income per basic share from:
Net income before extraordinary items and cumulative effect of change in accounting principle	$2.15	$0.62		$2.77
Extraordinary item, loss on debt extinguishment	(0.29)	0.29		—

	$1.86	$0.91		$2.77

Net income per diluted share from:
Net income before extraordinary items and cumulative effect of change in accounting principle	$2.08	$0.60		$2.68
Extraordinary item, loss on debt extinguishment	(0.28)	0.28		—

	$1.80	$0.88		$2.68

Average common shares outstanding ( d )	35,049	35,049		35,049
Dilutive effect of stock options	1,139	1,139		1,139

Average common shares outstanding—assuming dilution	36,188	36,188		36,188

(a)	Represents the non-recurring merger and integration expenses associated with the integration of the Discount Auto Parts operations.

(b)	This adjustment reflects the tax impact for the non-recurring merger and integration expenses discussed above at a 38.8% effective tax rate.

(c)	This adjustment reflects the ratable portion of deferred loan costs, unamortized discounts and the premium paid upon the repurchase and retirement of outstanding bonds and prepayment of bank debt, net of tax.

(d)	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for each quarter. At December 28, 2002, we had 35,735 shares outstanding.

NOTE: These preliminary statements of operations have been prepared on a consistent basis with previously presented statements of operations and do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Operations

Fifty-Two Week Periods Ended

(in thousands, except per share data)

	December 29, 2001
	GAAP	Adjustment for Non-recurring and Extraordinary Items ( a )	Comparable 2001
Net sales	$2,517,639	$—	$2,517,639
Cost of sales, including purchasing and warehousing costs	1,450,712	(9,099)	1,441,613

Gross profit	1,066,927	9,099	1,076,026
Selling, general and administrative expenses	977,814	(25,558)	952,256

Operating income	89,113	34,657	123,770

Other, net:
Interest expense	(61,895)	—	(61,895)
Other income, net	1,283	—	1,283

Total other, net	(60,612)	—	(60,612)

Income before provision for income taxes, extraordinary item and cumulative effect of change in accounting principle	28,501	34,657	63,158
Provision for income taxes	11,312	13,759	25,071

Income before extraordinary item and cumulative effect of change in accounting principle	17,189	20,898	38,087
Extraordinary item, loss on debt extinguishment, net of $2,424 income tax benefit	(3,682)	3,682	—
Cumulative effect of change in accounting principle, net of $1,360 income tax benefit	(2,065)	2,065	—

Net income	$11,442	$26,645	$38,087

Net income per basic share from:
Net income before extraordinary items and cumulative effect of change in accounting principle	$0.60	$0.73	$1.33
Extraordinary item, loss on debt extinguishment	(0.13)	0.13	—
Cumulative effect of change in accounting principle	(0.07)	0.07	—

	$0.40	$0.93	$1.33

Net income per diluted share from:
Net income before extraordinary items and cumulative effect of change in accounting principle	$0.59	$0.72	$1.31
Extraordinary item, loss on debt extinguishment	(0.13)	0.13	—
Cumulative effect of change in accounting principle	(0.07)	0.07	—

	$0.39	$0.91	$1.31

Average common shares outstanding	28,637	28,637	28,637
Dilutive effect of stock options	521	521	521

Average common shares outstanding—assuming dilution	29,158	29,158	29,158

( a ) The fiscal 2001 adjustments represent charges associated with our supply chain initiatives, expenses associated with the integration of Discount Auto Parts, compensation charges associated with certain stock option plans, the related tax effect of the above at a 39.7% effective tax rate and the reversal of the extraordinary item and cumulative effect of change in accounting principle. (See the Consolidated Financial Statements and related notes at and for the year ended December 29, 2001 for additional information)

NOTE: These preliminary statements of operations have been prepared on a consistent basis with previously presented statements of operations and do not include the footnotes required by generally accepted accounting principles for complete financial statements.